As filed with the Securities and Exchange Commission on January 28, 2010
Registration No. 333-140096

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________

Post-Effective Amendment No. 1 to
FORM S-8
Registration Statement
under the Securities Act of 1933
___________

MUTUAL FEDERAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Federal (State or other jurisdiction of incorporation or organization)	33-1135091 (I.R.S. Employer Identification No.)

2212 West Cermak Road
Chicago, Illinois 60608
(Address, including zip code of registrant’s principal executive office)
___________

MUTUAL FEDERAL BANCORP, INC. 2006 STOCK OPTION PLAN

MUTUAL FEDERAL BANCORP, INC. 2006 MANAGEMENT RECOGNITION AND
RETENTION PLAN, AS AMENDED
(Full title of the plans)
___________
John L. Garlanger
Executive Vice President and Chief Financial Officer
Mutual Federal Bancorp, Inc.
2212 West Cermak Road
Chicago, Illinois 60608
(773) 847-7747
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jennifer Durham King, Esq.
Vedder Price P.C.
222 North LaSalle Street
Chicago, Illinois  60601
(312) 609-7500
___________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY STATEMENT

Deregistration of Securities

Mutual Federal Bancorp, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 filed on January 19, 2007 (File No. 333-140096) (the “Registration Statement”) to deregister certain shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”), that were registered for issuance pursuant to the Mutual Federal Bancorp, Inc. 2006 Stock Option Plan and the Mutual Federal Bancorp, Inc. 2006 Management Recognition and Retention Plan, as amended (collectively, the “Plans”).  A total of 249,488 shares of Common Stock were registered under the Registration Statement.

In connection with the Registrant’s filing of a Form 15 and suspension of duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, the Registration Statement is hereby amended to deregister any shares of Common Stock remaining unissued under the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 27, 2010.

MUTUAL FEDERAL BANCORP, INC. By: /s/Stephen M. Oksas Stephen M. Oksas President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen M. Oksas, John L. Garlanger and Julie H. Oksas, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign any and all amendments to this Registration Statement (including any post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/Stephen M. Oksas Stephen M. Oksas	Chairman, President and Chief Executive Officer (Principal Executive Officer)	January 27, 2010
/s/John L. Garlanger John L. Garlanger	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 27, 2010
/s/Stanley Balzekas III Stanley Balzekas III	Director	January 27, 2010
/s/Robert P. Kazan Robert P. Kazan	Director	January 27, 2010
/s/Amy P. Keane Amy P. Keane	Director	January 27, 2010
/s/Leonard F. Kosacz Leonard F. Kosacz	Director	January 27, 2010
/s/Julie H. Oksas Julie H. Oksas	Director	January 27, 2010
Stephanie Simonaitis	Director	January 27, 2010